UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

62 Buckingham Gate, London SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The Second-Quarter 2015 Results Press Release and Supplemental Information furnished as Exhibit 99.1 hereto, which is incorporated by reference into this Item 2.02, was posted on the Schlumberger internet website (http://www.slb.com/news/press_releases.aspx and http://investorcenter.slb.com/phoenix.zhtml?c=97513&p=irol-quarterlyresults&nyo=0) on July 16, 2015. In accordance with General Instructions B.2. of Form 8-K, the information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

In addition to financial results determined in accordance with generally accepted accounting principles (GAAP) that are included in the Second-Quarter 2015 Results Press Release and Supplemental Information, the document includes the following non-GAAP financial measures (as defined under Regulation G of the Exchange Act):

•	Net Debt: Net Debt represents gross debt less cash, short-term investments and fixed income investments, held to maturity. Management believes that Net Debt provides useful information regarding the level of Schlumberger’s indebtedness by reflecting cash and investments that could be used to repay debt.

•	Schlumberger income from continuing operations, excluding charges and credits; income from continuing operations before noncontrolling interests, excluding charges & credits; diluted earnings per share, excluding charges and credits; and effective tax rate, excluding charges and credits: Management believes that the exclusion of charges and credits from the foregoing financial measures enables it to evaluate more effectively Schlumberger’s operations period over period and to identify operating trends that could otherwise be masked by the excluded items.

•	Free cash flow: Free cash flow represents cash flow from operations less capital expenditures, SPM investments and multiclient seismic data capitalized. Management believes that this is an important measure because it represents funds available to reduce debt and pursue opportunities that enhance shareholder value, such as making acquisitions and returning cash to shareholders through stock repurchases and dividends.

Second-quarter 2015 income from continuing operations attributable to Schlumberger in accordance with GAAP was $1.12 billion, $975 million in the first-quarter 2015, and $1.80 billion in the second quarter of 2014, representing diluted earnings-per-share from continuing operations of $0.88 in the second-quarter 2015, $0.76 in the first-quarter 2015, and $1.37 in the second quarter of 2014. Second-quarter diluted earnings-per-share from continuing operations, excluding charges and credits, was $0.88, versus $1.06 in the first-quarter 2015, and $1.37 in the second quarter of 2014. Schlumberger did not record any charges or credits in the second quarter of 2015 or the first six months of 2014.

The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, total debt, cash flows or other measures of financial performance prepared in accordance with GAAP, as more fully discussed in Schlumberger’s financial statements and filings with the SEC.

Item 7.01 Regulation FD Disclosure.

On June 16, 2015, Schlumberger issued a press release and Supplemental Information, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2. of Form 8-K, the information will not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor will it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Also, see Item 2.02, “Results of Operations and Financial Condition.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

99.1	Second-Quarter 2015 Results Press Release and Supplemental Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

SCHLUMBERGER LIMITED

/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: July 16, 2015